Exhibit 8

Subsidiaries of StealthGas Inc.

Subsidiary	Jurisdiction of Incorporation
Access Consultants Co.	Marshall Islands
Alexis Shipholding S.A.	Marshall Islands
Aracruz Trading Ltd.	Marshall Islands
Atlas Investments S.A.	Marshall Islands
Aubine Services Ltd.	Marshall Islands
Aura Gas Inc.	Marshall Islands
Balcan Profit Limited	Malta
Balkan Holding Inc.	Marshall Islands
Baroness Holdings Inc.	Marshall Islands
Cannes View Inc.	Marshall Islands
Carinthia Inc.	Marshall Islands
Cedric Finance Inc.	Marshall Islands
Celidon Investments Inc.	Marshall Islands
Clean Power Inc.	Marshall Islands
Continent Gas Inc.	Marshall Islands
Delora Trading Company	Marshall Islands
Drew International Inc.	Marshall Islands
East Propane Inc.	Marshall Islands
Ecstasea, Inc.	Marshall Islands
Empire Spirit Ltd.	Marshall Islands
Espace Inc.	Marshall Islands
Energetic Peninsula Limited	Hong Kong
Energetic Tank Inc.	Marshall Islands
Event Holdings Inc.	Marshall Islands
Evolution Crude Inc.	Marshall Islands
Evolution Inc.	Marshall Islands
Fairdeal Enterprises Corp.	Marshall Islands

Fighter Gas Inc.	Marshall Islands
Financial Power Inc.	Marshall Islands
Floyd Properties Co.	Marshall Islands
Gastech Inc.	Marshall Islands
Gaz de Brazil Inc.	Marshall Islands
Geneve Butane Inc.	Marshall Islands
Grazia Maritime Ltd.	Marshall Islands
Heather Trading S.A.	Marshall Islands
Iceland Limited	Malta
Imperial Products Inc.	Marshall Islands
Independent Trader Ltd.	Marshall Islands
Industrial Materials Inc.	Marshall Islands
International Gases Inc.	Marshall Islands
Italia Trades Inc.	Marshall Islands
Jungle Investment Limited	Malta
Kalinda Shipmanagement Ltd.	Marshall Islands
King of Hearts Inc.	Marshall Islands
Leader Investments Inc.	Marshall Islands
Lpgone Ltd.	Marshall Islands
Luckyboy Inc.	Marshall Islands
Lulluby Products Inc.	Marshall Islands
Lyonet Holdings Corp.	Marshall Islands
Matrix Gas Trading Ltd.	Marshall Islands
Melvyn Services Company	Marshall Islands
Mr. Roi Inc.	Marshall Islands
Neutron Marine Corp.	Marshall Islands
Northern Yield Shipping Limited	Cyprus
Ocean Blue Limited	Marshall Islands
Octopus Gas Inc.	Marshall Islands
Optasia Inc.	Marshall Islands
Oswald Trading Limited	Marshall Islands
Oxford Gas Ltd.	Marshall Islands

Pacific Gases Ltd.	Malta
Pelorous Inc.	Marshall Islands
Petchem Trading Inc.	Marshall Islands
Quinta Trading Co.	Marshall Islands
Razorblade Inc.	Marshall Islands
Reina Properties Corp.	Marshall Islands
Rising Sun Inc.	Marshall Islands
Sabrina Enterprises S.A.	Marshall Islands
Scope International Inc.	Marshall Islands
Semichlaus Exports Ltd.	Malta
Soleil Trust Inc.	Marshall Islands
Somer Shipmanagement S.A.	Marshall Islands
Southern Industries Inc.	Marshall Islands
SpaceGas Inc.	Marshall Islands
Studio City Inc.	Marshall Islands
Tatoosh Beauty Inc.	Marshall Islands
Transgalaxy Inc.	Marshall Islands
Triathlon Inc.	Marshall Islands
VCM Trading Ltd.	Marshall Islands
Ventspils Gases Ltd.	Malta